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                                   EXHIBIT 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Brown & Sharpe Manufacturing Company on Form S-8 (File Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935, 33-17831, 33-23601, 33-
     23603, 33-30927, and 33-54496) of our report dated March 29,1995, on our audits of the consolidated financial statements and financial statement schedule of Brown & Sharpe Manufacturing Company as of December 31, 1994, and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.

     Boston, Massachusetts
     March 26, 1997